Exhibit 99.1

Insys Therapeutics Receives Subpoena From Office of Inspector General

PHOENIX, AZ--(Marketwired – December 12, 2013) - Insys Therapeutics, Inc. (Nasdaq: INSY) announced today that it has received a subpoena from the Office of Inspector General of the Department of Health and Human Services (“HHS”) in connection with an investigation of potential violations involving HHS programs. The subpoena requests documents regarding Subsys®, including Insys’ sales and marketing practices relating to this product. Insys intends to cooperate with the investigation.

About Insys Therapeutics, Inc.

Insys Therapeutics, Inc. is a commercial-stage specialty pharmaceutical company that develops and commercializes innovative supportive care products, with a focus on utilizing its proprietary formulation technologies to address the clinical shortcomings of existing commercial pharmaceutical products. The company has two marketed products including Subsys, a proprietary sublingual fentanyl spray for breakthrough pain in opioid-tolerant cancer patients. Insys markets Subsys through its incentive-based, cost-efficient commercial sales force. The company’s lead product candidate is Dronabinol Oral Solution, a proprietary orally administered liquid formulation of dronabinol, which would be its second branded supportive care product, if approved.

Forward-looking Statements

Statements included in this press release that are not historical in nature, including, without limitation, any statements related to the outcome of any investigation or the impact of any investigation on Insys’ business or marketing practices, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, including risks and uncertainties relating to the unpredictable nature of governmental investigations and those described in Insys’ periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in Insys’ periodic reports and documents filed with the Securities and Exchange Commission, including Insys’ most recent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Insys claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Insys is providing this information as of December 12, 2013, and assumes no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Subsys® is a registered trademark of Insys Therapeutics, Inc.